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                                                                EXHIBIT 16.1


                               Ciro E. Adams, CPA
                                  2 Barry Drive
                                  P.O. Box 306
                              Mantua, NJ 08051-0306
                                 (856-468-7300)


February 28, 2003

Paul A. Dandridge
Asthma Disease Management, Inc.
c/o Philadelphia Health Management Corporation
260 South Broad Street, 18th Floor
Philadelphia, PA 19125

Re:      Auditor Resignation - Form 8-K Attachment
         Asthma Disease Management, Inc. - Commission File Number: 33-01534-D

Dear Paul:

I have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on February 18, 2003, to be filed by Asthma Disease Management, Inc. I agree with the statements made in response to that Item.

Very truly yours,


/s/  Ciro E. Adams, CPA
Ciro E. Adams, CPA

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